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                 EUROPA CRUISES CORPORATION
      (Name of Registrant as Specified In Its Charter)

 PETER J. CATALANO, STEPHAN A. FITCH, ELIEZER BECHER & JERRY
                          C. MCCALL
   (Name of Person(s) Filing Proxy Statement if other than
                         Registrant)

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
Contact: Peter J. Catalano
        The Committee to Improve Stockholder
        Value of Europa Cruises Corporation
         (305) 538-0888

FOR IMMEDIATE RELEASE
(March 31, 1997)

CHARLES H. REDDIEN AGREES TO SERVE AS A DIRECTOR NOMINEE OF
THE COMMITTEE TO IMPROVE STOCKHOLDER VALUE OF EUROPA CRUISES
CORPORATION

The Committee to Improve Stockholder Value of Europa Cruises Corporation announced that Charles H. "Kip" Reddien agreed to serve as a nominee of the Committee for the board of directors of Europa Cruises Corporation. The nominees of the Committee had previously stated their intent, if successful, to ask Mr. Reddien to serve as a director along with them.

On Monday, March 24th, Mr. Reddien resigned as President and a director of Casino World, Inc. and Mississippi Gaming
Corp, each a wholly owned subsidiary of Europa. In a further new development, Mr. Reddien advised the Committee that he would serve as a nominee of the Committee and actively support the Committee in seeking to replace
Europa's present board of directors.

The Committee has filed its definitive proxy statement with the Securities and Exchange Commission. The Committee seeks to have its experienced slate of directors elected at the upcoming Annual Meeting of Stockholders of Europa to be held at 9:00 a.m. at the North Redington Beach Hilton, North Redington Beach, Florida 33708. The Committee is soliciting proxies for the three board seats at issue in the upcoming election and, if successful, the Committee's nominees intend to expand the board to add two additional directors, including Mr. Reddien.

"We now have a slate of five highly qualified businessman who are committed to turning Europa around and adding value to its battered stock price," stated Peter J. Catalano, a member of the Committee. "We offer an alternative to any stockholders who, like the Committee, are disturbed over Europa's persistent losses, dilution of stockholders through substantial stock issuances, and languishing stock price."

The Committee believes that Mr. Reddien's substantial efforts in winning the necessary permits for Europa's
Diamondhead, Mississippi casino/hotel project and extensive personal contacts in Mississippi should be of great benefit in the future development of this 404 acre casino resort hotel. "Kip Reddien will provide continuity in the effort to develop the Diamondhead project, and we believe that Kip's decision to align himself with the Committee is a great victory for us and, if we are successful, for the stockholders of Europa," concluded Mr. Catalano.

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